                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
          -----------------------------------------------------------



                                 FORM 8 - K/A

                       AMENDMENT NO.1 TO CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): September 15, 2000
                                                  (August 31, 2000)
                                                  -----------------


                         OPINION RESEARCH CORPORATION
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

       Delaware                     000-22554                 22-3118960
--------------------------------------------------------------------------------
     (State or Other Jurisdiction  (Commission             (IRS Employer
      of Incorporation)             File Number)             Identification No.)

  23 Orchard Road, Skillman, NJ                                          08558
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)



Registrant's telephone number, including area code: (908) 281-5100
                                                    --------------

Item 2. Acquisition

        On September 15, 2000 the Registrant filed with the Securities and Exchange Commission a Current Report on Form 8-K (the "September 8-K") regarding its acquisition of a portion of the assets of C/J Research, Inc., an Illinois corporation ("C/J"), pursuant to a certain Asset Purchase Agreement (the "Agreement"), dated August 31, 2000, by and among the Registrant, ORC Consumer, Inc., C/J, and the stockholders of C/J.

        In accordance with Rule 3-05(b)(i) and Article 11 under Regulation S-X, as referenced by Items 7(a) and 7(b) of Form 8-K, the Registrant is required to furnish the below-listed (i) financial statements of C/J and (ii) certain pro forma information with regard to the Registrant in filing its Form 8-K. The Registrant hereby amends the September 8-K to file such financial statements and pro forma information, in accordance with Item 7(a)(4) of Form 8-K.

        (i) The audited financial statements of C/J as of and for the year ended December 31, 1999.

        (ii) The unaudited pro forma consolidated financial statements of Opinion Research Corporation as of June 30, 2000 and for the year ended December 31, 1999 and for the six months ended June 30, 2000.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of the acquired business. The following financial statements are included herein:

I.  Financial Statements of C/J Research, Inc.
      Independent Auditor's Report
      Balance Sheet as of December 31, 1999
      Statement of Earnings for the year ended December 31, 1999
      Statement of Changes in Stockholders' Equity for the year ended December 31, 1999
      Statement of Cash Flows for the year ended December 31, 1999
      Notes to Financial Statements
      Schedule of General and Administrative Expenses for the year ended December 31, 1999
      Independent Auditor's Report on Supplementary Information

(b) Pro forma financial information. The following pro forma financial information is included herein:

I. Pro Forma Consolidated Financial Statements of Opinion Research Corporation Introduction
      Pro Forma Consolidated Balance Sheet as of June 30, 2000 (unaudited)
      Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2000 (unaudited)
      Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1999 (unaudited)
      Notes to Pro Forma Consolidated Financial Statements

(c)   Exhibits

                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Opinion Research Corporation

Dated: October 30, 2000           By:   /s/ Douglas L. Cox
      -----------------              ---------------------
                                            Douglas L. Cox
                                     Executive Vice President and
                                       Chief Financial Officer

                              C/J RESEARCH, INC.

                           (An Illinois Corporation)

                       Financial Statements and Schedule

                               December 31, 1999

                        (With Auditors' Report Thereon)

                         Independent Auditors' Report
                         ----------------------------


The Board of Directors
C/J Research, Inc.:

We have audited the accompanying balance sheet of C/J Research, Inc. as of December 31, 1999 and the related statements of earnings, changes in stockholders' equity, and cash flows for the year then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C/J Research, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Folisi, Samz & Company
Schaumburg, Illinois
March 23, 2000

                              C/J Research, Inc.

                                 Balance Sheet

                               December 31, 1999



         ASSETS
         ------

Current assets:
   Cash and temporary cash investments                   $1,096,045
   Accounts receivable                                    1,851,352
   Prepaid expenses and other current assets                 95,681
                                                         ----------
          Total current assets                            3,043,078
                                                         ----------
Fixed assets, at cost, less
   accumulated depreciation                                 141,416
                                                         ----------
Other assets:
   Investments, at cost (market $1,775 in 1999)               6,000
   Refundable deposits                                        4,059
                                                         ----------

          Total other assets                                 10,059
                                                         ----------


                                                         $3,194,553
                                                         ==========


See accompanying notes to financial statements.

                              C/J Research, Inc.

                               December 31, 1999



     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------


Current liabilities:
   Notes payable - officers                            $  400,000
   Accounts payable                                        87,892
   Income taxes payable                                    13,628
   Accrued telephone expense payable                       56,104
   Accrued payroll, bonuses and payroll
      taxes payable                                        95,513
   Accrued sales commission payable                        44,908
   Accrued profit sharing contribution                     79,683
   Deferred income                                        241,592
                                                       ----------
      Total current liabilities                         1,019,320
                                                       ----------

Stockholders' equity:
   Common stock; no par value, $5 stated value
     Authorized 10,000 shares; issued and
     outstanding 482 shares                                 2,411
   Retained earnings                                    2,172,822
                                                       ----------
      Total stockholders' equity.                       2,175,233
                                                       ----------


                                                       $3,194,553
                                                       ==========

                              C/J RESEARCH, INC.

                             Statement of Earnings

                         Year ended December 31, 1999




Revenue from services                                    $ 8,581,600
                                                         -----------
Direct project costs:
    Hourly labor                                           2,217,581
    Telephone                                                382,539
    Field interviewing                                       289,661
    Data processing, coding and sampling expenses            371,002
    Honorarium expense                                       509,279
                                                         -----------

                                                           3,770,062
                                                         -----------
          Gross margin                                     4,811,538

General and administrative expenses                        3,241,428
                                                         -----------

          Earnings from operations                         1,570,110
                                                         -----------
Other income (expense):
    Interest expense                                         (52,914)
    Interest and dividend income                              34,937
    Miscellaneous income                                         670
                                                         -----------

                                                             (17,307)
                                                         -----------

          Earnings before income taxes                     1,552,803

Income tax expense                                            14,200
                                                         -----------
          Net earnings                                   $ 1,538,603
                                                         ===========



See accompanying notes to financial statements.

                              C/J RESEARCH, INC.

                 Statement of Changes in Stockholders' Equity

                         Year ended December 31, 1999




                                         Common          Retained
                                          Stock          Earnings
                                          -----          --------

Balance at December 31, 1998            $  2,411         2,253,728

    Net earnings                              --         1,538,603

    Cash dividends paid                       --        (1,619,509)
                                        --------         ---------

Balance at December 31, 1999            $  2,411         2,172,822
                                        ========         =========



See accompanying notes to financial statements.

                              C/J RESEARCH, INC.

                            Statement of Cash Flows

                         Year Ended December 31, 1999




Cash flows from operating activities:

   Net earnings                                                   $ 1,538,603
                                                                  -----------
   Adjustments to reconcile net income to
     net cash provided by operating activities:
       Depreciation and amortization of fixed assets                   51,453
       Increase in accounts receivable                               (185,902)
       Decrease in prepaid income taxes                                   700
       Increase in prepaid expenses and other current assets          (12,546)
       Decrease in refundable deposits                                  2,384
       Decrease in accounts payable                                   (12,356)
       Decrease in income taxes payable                                (3,232)
       Decrease in accrued telephone expense payable                  (68,394)
       Decrease in accrued payroll, bonuses and payroll
         taxes payable                                               (123,288)
       Increase in accrued sales commission payable                     1,354
       Increase in accrued profit sharing contribution                  2,898
       Increase in deferred income                                     45,462
                                                                  -----------
          Total adjustments                                          (301,467)
                                                                  -----------

   Net cash provided by operating activities                        1,237,136
                                                                  -----------

Cash flows from investing activities - purchase of
   fixed assets                                                       (86,034)
                                                                  -----------
   Net cash used by investing activities                          $   (86,034)
                                                                  -----------


                                                                   (continued)

                              C/J RESEARCH, INC.

                         Year Ended December 31, 1999



Cash flows from financing activities:
    Advances under line-of-credit agreement      $   400,000
    Repayments under line-of-credit agreement       (400,000)
    Cash dividends paid                           (1,619,509)
                                                 -----------

    Net cash used by financing activities         (1,619,509)
                                                 -----------
Net decrease in cash and
    temporary cash investments                      (468,407)

Cash and temporary cash investments
    at beginning of year                           1,564,452
                                                 -----------
Cash and temporary cash investments
    at end of year                               $ 1,096,045
                                                 ===========



See accompanying notes to financial statements.

                              C/J RESEARCH, INC.

                         Notes to Financial Statements

                               December 31, 1999


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Nature of Operations
          --------------------

          The Company provides research services to various industries throughout the United States. Research services are conducted at its interviewing facilities or field locations.

     (b)  Revenue Recognition
          -------------------

          Revenue from projects is recognized as services are performed. Revenue recognized on projects in progress at year end is based upon the percentage of completion of the project. Percentage of completion for telephone related projects is measured by the total hours incurred on the project as a percent of the total estimated project hours, and for field/mall related projects by the total of costs incurred on the project as a percent of total estimated project costs.

     (c)  Fixed Assets and Depreciation
          -----------------------------

          Fixed assets are stated at cost. Expenditures for acquisitions, renewals and betterments are capitalized, whereas maintenance and repair costs are expensed as incurred. When fixed assets are retired or otherwise disposed of, the appropriate accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to income.

          Fixed assets acquired after December 31, 1980 and prior to January 1, 1987 are depreciated using the accelerated cost recovery system for both financial and income tax reporting purposes. Fixed assets acquired after December 31, 1986 are depreciated under the modified accelerated cost recovery system for both financial and income tax reporting purposes.

                                                              (continued)

                              C/J RESEARCH, INC.

                         Notes to Financial Statements


(1)  Summary of Significant Accounting Policies, continued
     -----------------------------------------------------

     (d)  Investments
          -----------

          Investments are recorded at cost.

     (e)  Deferred Income
          ---------------

          Deferred income represents the amount of billings in excess of the amount of revenue earned on research projects. Research projects are generally completed within one year.

     (f)  Income Taxes
          ------------

          The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code (S Corporation).
          Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. State corporate income taxes are provided for those states in which the Company conducts business and applicable state law provides for a corporate income tax. The stockholders are liable for individual federal and state income taxes on their respective share of the Company's taxable income.

     (g)  Statements of Cash Flows
          ------------------------

          The Company considers all highly liquid debt investments with a maturity of three months or less when purchased to be cash equivalents. The Company does not consider any of its investments to meet the definition of cash equivalent.

          The amount of interest and income taxes paid for the years ended December 31, 1999 are summarized below:

               Interest                $ 52,914
                                         ======

               Income taxes            $ 16,732
                                         ======

                                                                 (continued)

                              C/J RESEARCH, INC.

                         Notes to Financial Statements


     (h)  Use of Estimates
          ----------------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets, liabilities, and disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

(2)  Cash and Temporary Cash Investments
     -----------------------------------

     Cash and temporary cash investments at December 31, 1999 consist of the following:

          Checking/sweep accounts                $ 1,062,821
          Savings accounts                            32,924
          Petty cash                                     300
                                                   ---------
                                                 $ 1,096,045
                                                   =========

     The combined checking/sweep accounts and savings accounts earn interest at fluctuating rates as determined by the bank or money trust fund. The excess checking account monies are transferred into a "sweep" account for investment in a U.S. Government money trust.

(3)  Accounts Receivable
     -------------------

     Accounts receivable at December 31, 1999 are summarized as follows:

          Trade receivables               $ 1,449,493
          Accrued trade receivables           401,859
                                            ---------
                                          $ 1,851,352
                                            =========

                                                                (continued)

                              C/J RESEARCH, INC.

                         Notes to Financial Statements

(3)  Accounts Receivable (continued)
     -------------------------------

     Included in trade receivables at December 31, 1999 are $92,748 of billings on research projects which had not been earned at the end of the respective year. Accrued trade receivables represent income earned and not billed on research projects in progress at the end of the year. All of the Company's accounts receivable are pledged as security for its bank line of credit (note 5) and notes payable to officers (note 6).

(4)  Fixed Assets and Accumulated Depreciation
     -----------------------------------------

     Fixed assets and accumulated depreciation at December 31, 1999 are summarized as follows:

           Assets:

              Office furniture and equipment                 $ 1,081,672
              Leasehold improvements                              57,309
                                                               ---------
                                                               1,138,981
                                                               ---------

           Accumulated depreciation:
              Office furniture and equipment                     944,470
              Leasehold improvements                              53,095
                                                               ---------

                                                                 997,565
                                                               ---------
           Fixed assets, net                                 $   141,416
                                                               =========

     All of the Company's fixed assets are pledged as security for its bank line of credit (note 5) and notes payable to officers (note 6).

(5)  Note Payable - Bank Line of Credit
     ----------------------------------

     The Company has a $1,000,000 line of credit at December 31, 1999. Borrowings under this line of credit are at a current index rate determined by the bank, which approximates the prime rate, and are due on April 30, 2000 and are secured by all of the assets of the Company including an assignment of the Company's accounts receivable. There were no outstanding borrowings at December 31, 1999.

                                                              (continued)

                              C/J RESEARCH, INC.

                         Notes to Financial Statements


(5)  Note Payable - Bank Line of Credit (continued)
     ----------------------------------------------

     Under the provisions of the line of credit agreement, the Company is, among other matters, restricted to minimum levels of working capital and tangible net worth (as defined). The Company is in compliance with the line of credit agreement covenants at December 31, 1999.

(6)  Notes Payable - Officers
     ------------------------

     At December 31, 1999, the Company has a revolving $1,000,000 borrowing agreement with the officers of the Company. Borrowings under this agreement are at an interest rate of 10% and are due on demand and are secured by all of the assets of the Company including an assignment of the Company's accounts receivable. There were outstanding borrowings of $400,000 at December 31, 1999. This debt is subordinate to the bank line of credit (note 5).

(7)  Income Taxes
     ------------

     The Company previously received approval from the Internal Revenue Service to be taxed as an S corporation. As a result, no provision for federal income tax expense has been presented in the financial statements for the year ended December 31, 1999, as such taxes are to be paid by the Company's stockholders individually. A provision for state income taxes has been provided for those states in which the Company conducted business and applicable state law provides for a corporate level income tax thereon.

     The provision for deferred income taxes is the result of temporary timing differences in the recognition of officer bonuses and accrued payroll expense for certain company officer-shareholders. The financial statements reflect the accrued bonuses and payroll expense whereas for income tax purposes these are not recognized until paid.

                                                                (continued)

                              C/J RESEARCH, INC.

                         Notes to Financial Statements

(7)  Income Taxes (continued)
     ------------------------

     The components of the provision for income tax expense for 1999 is as follows:

          Current - state                       $ 13,500
          Deferred - state                           700
                                                  ------

              Total income taxes                $ 14,200
                                                  ======
(8)  Profit Sharing Plan
     -------------------

     The Company has a discretionary (elective) profit sharing plan covering all employees meeting the minimum age, yearly minimum hours and years of service requirements as specified by the plan. An outside consultant assists with the calculation of the annual contribution. This plan also includes a salary deferral (401K) option. The salary deferral plan permits a participant to elect to defer up to 10% of compensation with a (non-elective) partial matching Company contribution. The non-elective Company contribution was $69,683 for the year ended December 31, 1999. The discretionary profit sharing (elective) contribution expense was $10,000 for the year ended December 31, 1999.

(9)  Related Party Transactions
     --------------------------

     The Company purchases data entry services from THG Associates (THG), a partnership in which the general partners are also the Company's officer-shareholders. Data entry services billed to the Company amounted to $14,650 for the year ended December 31, 1999.

     The Company had notes payable of $400,000 due to officers (note 6) at December 31, 1999. Interest expense on these notes totaled $39,671 for the year ended December 31, 1999.

                                                                (continued)

                              C/J RESEARCH, INC.

                         Notes to Financial Statements

(10) Lease Commitments
     -----------------

     At December 31, 1999, the Company was obligated under two long-term non-cancelable leases, one for office space expiring February 28, 2002 and another for interviewing facilities which expires June 30, 2001. Under the terms of the office space lease, the Company is required to make base monthly payments of $11,117 through February 28, 2000 with yearly increases as specified in the lease, plus a pro-rata share of the excess amount of operating expenses and real estate taxes over the base year (i.e. 1999) amounts. The lease for interviewing facilities has a monthly rent of $6,562.

     The minimum rental commitments, inclusive of the Company's pro-rata share of operating expenses and real estate taxes based on 1999, for years subsequent to 1999 are as follows:

                           Year ending
                           December 31          Amount
                           -----------          ------
                              2000           $ 332,418
                              2001             340,226
                              2002              46,976
                                             ---------
                                             $ 719,620
                                             =========

     Total rent expense for office space, including the pro-rata share of the building's operating expenses and interviewing facilities, for 1999 was $326,438. Total rent expense for computer software was $75,058, automobile leases was $37,432 and office equipment was $27,849 for the year ended December 31, 1999.

                                                                     (continued)

                              C/J RESEARCH, INC.

                         Notes to Financial Statements

(11) Concentration of Credit Risk
     ----------------------------

     In the normal course of business, the Company provides credit to its customers. The Company performs on-going credit evaluations of its customers. The Company believes its portfolio of accounts receivable is diversified and as a result its credit risks are minimal. Historically, the Company's uncollected accounts receivable have been insignificant. As a general policy, the Company does not require collateral for its receivables.

     At December 31, 1999, the Company has cash deposits in excess of federally insured limits with one financial institution in Chicago, Illinois. Bank deposits with this institution totaled $119,433 at December 31, 1999. Additionally, the Company's temporary cash investments in a government money trust fund totaling $1,010,208 at December 31, 1999 are not covered by federal depository insurance, but are backed by the full faith and credit of the U.S. Government and its agencies.

                                                                      Schedule A
                                                                      ----------

                              C/J Research, Inc.

                Schedule of General and Administrative Expenses

                         Year ended December 31, 1999


Management and staff payroll                       $1,632,730
Sales commissions                                     178,313
Rent                                                  326,438
Depreciation and amortization of
 fixed assets                                          51,453
Profit sharing plan contribution                       79,683
Travel and entertainment                               77,471
Computer software rental                               75,058
Payroll taxes                                         120,985
Insurance - health and life                            98,634
Insurance - general                                    28,529
Office supplies                                        40,309
Printing and stationery                                43,068
Air freight                                            51,637
Automobile leasing                                     37,432
Repairs and maintenance                                94,892
Advertising                                            54,087
Copier supplies and paper                              16,325
Legal and accounting fees                              10,351
Electricity                                            25,223
Computer supplies                                      21,342
Office machine rental                                  27,849
Postage                                                49,793
Payroll processing                                     14,543
Dues and subscriptions                                 19,707
Employee benefits                                      16,948
Messenger                                               4,981
Employee messenger                                      3,700
Office plant rental                                     6,140
Holiday gifts                                           4,585
Bad debts                                               4,875
Water                                                     636
Miscellaneous                                           2,072
Profit sharing plan expense                             5,479
Contributions                                           1,710
Metered gas                                               600
Taxes and licenses                                     11,260
Training                                                2,590
                                                   ----------

                                                   $3,241,428
                                                   ==========

See accompanying Auditors' report.

                          Independent Auditors' Report
                          on Supplementary Information
                          ----------------------------

The Board of Directors
C/J Research, Inc.

We have audited and reported separately herein on the financial statements of C/J Research, Inc. as of and for the year ended December 31, 1999.

The audit referred to above was directed primarily toward formulating an opinion on the financial statements of C/J Research, Inc., taken as a whole. The accompanying schedule of general and administrative expenses at December 31, 1999 is presented for supplementary analysis purposes and is not necessary for a fair presentation of the financial position and results of operations and cash flows of the Company. The schedule has been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, is stated fairly in all material respects only when considered in conjunction with the related financial statements taken as a whole.

/s/ Folisi, Samz & Company
Schaumburg, Illinois
March 23, 2000

                         OPINION RESEARCH CORPORATION
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The following unaudited pro forma consolidated balance sheet of the Company as of June 30, 2000 gives effect to the acquisition of C/J Research, Inc. completed by the Company subsequent to such date and financing of such acquisition, as if all such transactions had occurred on June 30, 2000.

     The following unaudited pro forma consolidated statements of operations of the Company for the six months ended June 30, 2000 and the year ended December 31, 1999 give effect to the acquisition and the financing thereof, as if all such transactions had occurred at the beginning of the respective periods.

     The unaudited pro forma consolidated financial statements are based upon certain assumptions and estimates which are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

     The pro forma consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and related notes filed as an Exhibit hereto and the consolidated financial statements of C/J Research, Inc. presented elsewhere herein.

                         OPINION RESEARCH CORPORATION
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2000
                            (AMOUNTS IN THOUSANDS)

                                                       Opinion             C/J
                                                      Research           Research,           Pro Forma             Pro Forma
                                                     Corporation            Inc.            Adjustments          Consolidated
                                                  ---------------------------------------------------------------------------
Assets
Current assets:
   Cash and cash equivalents                          $    1,762         $   1,139          $        775 (a)       $    2,976
                                                                                                    (700)(c)
   Accounts receivable, net                               34,244             2,228                                     36,472
   Prepaid and other current assets                        1,663               129                                      1,792
                                                  ---------------------------------------------------------------------------
Total current assets                                      37,669             3,496                    75               41,240
Non-current assets:
   Property and equipment, net                             8,791               131                                      8,922
   Intangible assets, net                                  3,662                 -                 1,300 (b)            4,962
   Goodwill, net                                          39,514                                   7,613 (b)           47,127
   Other assets                                            3,697                10                                      3,707
                                                  ---------------------------------------------------------------------------
Total non-current assets                                  55,664               141                 8,913               64,718
                                                  ===========================================================================
Total assets                                          $   93,333         $   3,637          $      8,988           $  105,958

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable and accrued expenses              $   13,475         $     774          $        255 (a)       $   14,504
   Deferred revenue                                        1,921               288                                      2,209
   Short-term borrowings                                   2,509               700                  (700)(c)            2,509
   Other current liabilities                               5,506                                   1,308 (b)            6,814
                                                  ---------------------------------------------------------------------------
Total current liabilities                                 23,411             1,762                   863               26,036
Long-term liabilities:
   Long-term debt                                         46,094                                                       46,094
   Deferred income taxes                                   1,104                                                        1,104
   Other liabilities                                       1,061                                                        1,061
                                                  ---------------------------------------------------------------------------
Total non-current liabilities                             48,259                                                       48,259
Stockholders' equity:
   Common stock                                               43                 2                     7 (a)               50
                                                                                                      (2)(d)
   Additional paid-in capital                             15,656                                   9,993 (a)           25,649
   Retained earnings                                       6,549             1,873                (1,873)(d)            6,549
   Treasury stock                                           (186)                                                        (186)
   Accumulated other comprehensive income                   (399)                                                        (399)

-----------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                21,663             1,875                 8,125               31,663
                                                  ---------------------------------------------------------------------------
Total liabilities and stockholders' equity            $   93,333         $   3,637          $      8,988           $  105,958
=============================================================================================================================

The accompanying notes are an integral part of these pro forma consolidated financial statements.

                         OPINION RESEARCH CORPORATION
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                  (UNAUDITED)
               (AMOUNTS, EXCEPT PER SHARE AMOUNTS, IN THOUSANDS)

                                                                      Opinion               C/J
                                                                      Research           Research,        Pro Foma      Pro Forma
                                                                    Corporation             Inc.        Adjustments   Consolidated
                                                            -----------------------------------------------------------------------
Revenues                                                           $   79,570         $   5,270                         $  84,840
Cost of revenues                                                       52,763             2,312                            55,075
                                                            -----------------------------------------------------------------------
Gross profit                                                           26,807             2,958                            29,765

Selling, general and administrative expenses                           17,804             1,693                            19,497
Depreciation and amortization                                           3,410                19            320 (a)          3,749
                                                            -----------------------------------------------------------------------
Operating income                                                        5,593             1,246           (320)             6,519

Interest expense, net                                                   2,708                (4)             4(b)           2,708
                                                            -----------------------------------------------------------------------
Income before provision for income taxes                                2,885             1,250           (324)             3,811


Provision for income taxes                                              1,267                11            359 (c)          1,637
                                                            -----------------------------------------------------------------------
Net income                                                         $    1,618             1,239          ($683)         $   2,174
                                                            =======================================================================
Earnings per share:
   Basic                                                           $     0.38                                           $    0.40
                                                            =================                                           =========
   Diluted                                                               0.34                                           $    0.37
                                                            =================                                           =========

The accompanying notes are an integral part of these pro forma consolidated financial statements

                         OPINION RESEARCH CORPORATION
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)
               (AMOUNTS, EXCEPT PER SHARE AMOUNTS, IN THOUSANDS)


                                                       Opinion            C/J
                                                       Research         Research        Pro Forma        Pro Forma
                                                     Corporation          Inc.         Adjustments      Consolidated
                                                  ------------------------------------------------------------------
Revenues                                             $118,621           $8,582                          $127,203
Cost of revenues                                       75,849            3,770                            79,619
                                                  ------------------------------------------------------------------
Gross profit                                           42,772            4,812                            47,584

Selling, general and administrative expenses           28,502            3,191                            31,693
Depreciation and amortization                           5,807               51           641 (a)           6,499
                                                  ------------------------------------------------------------------
Operating income                                        8,463            1,570          (641)              9,392

Interest expense, net                                   4,005               17           (17)(b)           4,005
                                                  ------------------------------------------------------------------
Income before provision for income taxes                4,458            1,553          (624)              5,387

Provision for income taxes                              1,944               14           358 (c)           2,316
                                                  ------------------------------------------------------------------
Income (loss) before extraordinary loss                $2,514           $1,539         ($982)             $3,071
                                                  ==================================================================
Earnings per share:
   Basic                                                $0.59                                              $O.57
                                                  =================                                   ==============
   Diluted                                              $0.58                                              $0.56
                                                  =================                                   ==============

The accompanying notes are an integral part of these pro forma consolidated financial statements.

                         OPINION RESEARCH CORPORATION
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                             (AMOUNT IN THOUSANDS)

(A)  BACKGROUND

     Opinion Research Corporation was established in 1938 to apply the principles of general public opinion polling to marketing issues facing America's largest companies. The Company has evolved to provide primary market research, social research, information services, marketing services, including a focus on businesses selling primarily to other businesses, and model-based telemarketing. The Company assists clients in evaluating, monitoring and optimizing the effectiveness of their marketing and sales. The Company's services and products address issues as customer loyalty and retention, market demand and forecasting, corporate image, competitive positioning, public sector primary research, and model-based telemarketing.

(B)  HISTORICAL FINANCIAL STATEMENTS

     The historical financial data presented in these pro forma consolidated financial statements represent the financial position and results of operations of (i) the Company as of and for the six months ended June 30, 2000 and the year ended December 31, 1999 and (ii) C/J Research, Inc.("C/J") as of and for the six months ended June 30, 2000 and the year ended December 31, 1999. Such data is derived from the respective financial statements of the Company and C/J Research, Inc..

(C)  ACQUISITION

     The Company acquired substantially all of the assets of C/J pursuant to an Asset Purchase Agreement dated August 31, 2000. The purchase price was comprised of a $9,225 cash payment and approximately $325 of additional costs related to the acquisition. The fair value of the net assets acquired was $637. Identifiable intangible assets valued at $1,300 are being amortized using the straight-line method over a period of five years. The excess consideration paid over the estimated fair value of net assets acquired and identifiable intangible assets of $7,613 has been recorded as goodwill to be amortized using the straight-line method over a period of twenty years.

(D)  PRO FORMA ADJUSTMENTS

Balance sheet adjustments:

(a) Records the funding of the purchase price from operations and partially through an equity investment.

(b) Records the allocation of the purchase price over the estimated fair value of the net assets acquired, $1,300 for intangible assets and $7,613 for goodwill.

(c) Records the elimination of assets not acquired and liabilities not assumed.

(d) Records the elimination of the historical stockholders' equity of C/J Research, Inc.

Statements of operations adjustments:

(a) Records the amortization (i) of the identifiable intangible assets over a period of five years; and (ii) of the goodwill attributable to the acquisition over a period of twenty years.

(b) To eliminate the historical non-operating income/expense.

(c) Records an additional provision for income taxes at an effective tax rate of 40%.

(E)  EARNINGS PER SHARE

     Earnings per share is calculated by dividing the net income by the weighted average outstanding shares during the period. The historical weighted average outstanding shares during the periods are as follows:

                    June 30,            December 31,
                      2000                 1999
                  ------------        ---------------

     Basic         4,269,115              4,244,026
                  ============        ===============

     Diluted       4,766,225              4,331,700
                  ============        ===============

     For the pro forma calculation as of June 30, 2000 and December 31, 1999, respectively, 1,176,458 shares of the Company's common stock were assumed issued at the beginning of the respective periods arising from the equity investment. There is no dilutive effect of warrants associated with the equity investment for each of the respective periods.